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                                  DHL BUILDING
                                 13429 S.E. 30TH
                              BELLEVUE, WASHINGTON

                           TENANT: OPTIVA CORPORATION

                              LANDLORD: I. BITNERS


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                                 D.H.L. BUILDING
                                INDUSTRIAL LEASE

1.       BASIC LEASE TERMS

         a.       DATE OF LEASE:  July 11, 1997

         b.       TENANT: Optiva Corporation
                  Trade Name: Optiva
                  Address (Leased Premises): 13429 S.E. 30th
                                             Bellevue, WA
                  Building/Unit:
                  Address (For Notices):  OPTIVA CORPORATION
                  ATTN:  FACILITIES MANAGER
                  13222 S.E. 30th Street, Bellevue, WA  98005


         c.       LANDLORD: I. Bitners
                  Address (For Notices): 11711 S.E. 8th St., #310
                                         Bellevue, WA  98005

         d.       TENANT'S USE OF PREMISES: Warehouse

         e.       PREMISES AREA: 10,000 Rentable Square Feet

         f.       PROJECT AREA: 28,000 Square Feet

         g. TERM OF LEASE: Commencement 7/23/97 Expiration July 31, 1999 (24 month lease after which the lease will be month to month with thirty (30) days notice to vacate

         h.       BASE MONTHLY RENT: $5,300.000 NNN

         i.       RENT ADJUSTMENT (Initial One):

                  Landlord
                  Tenant
                                 (1) Cost of living. If this provision is initialed, the cost of living provisions of section 4.b(1) apply. NONE

                  Landlord
                  Tenant

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                                 (2 Step Increase. If this provision is
                                 initialed, the step adjustment provisions of
                                 section 4.b(2) apply as follows: N/A

         k.       PREPAID RENT:  $____________

         l.       DEPOSIT: $5,300.00 plus $900.000 = $6,200.000 total deposit
                  $6,200.000 (1st month's rent)
                  NON-REFUNDABLE CLEANING FEE: $0

         m.       BROKER(S): Sven Goldmaris  Payable to:  I.I. BITNERS
                                             9008 SE 59th St.
                                             Mercer Island, WA 98040
                                             Tel: (206) 644-2425 (Office)
                                                  (206) 232-7478 (Home)

         n.       GUARANTOR(S): None

         o.       ADDITIONAL SECTIONS
                  Additional sections of this lease numbered 29 through 0 are attached hereto and made a part hereof. If non, so state in the following space: 0.

         p.       ADDITIONAL EXHIBITS
                  Additional exhibits lettered D through 0 are attached hereto and made a part hereof. If none, so state in the following space: 0.


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2.       PREMISES

         Landlord leases to Tenant the premises [_________________________] project described on Exhibit B (the "Project"). By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition, subject to any additional work Landlord has agreed to do. Tenant represents and warrants that it agrees with the square footage specified for the Premises in Section 1 and will not hereafter challenge such determination and agreement.

3.       TERM

         The term of this lease is for the period set forth in Section 1, commencing on the date in Section 1. If Landlord, for any reason, cannot deliver possession of the Premises to Tenant upon commencement of the term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In that event, however, there shall be a rent abatement covering the period between the commencement of the term and the time when Landlord delivers possession to Tenant, and all other terms and conditions of this Lease shall remain in full force and effect, provided, however, that if Landlord cannot deliver possession of the Premises to Tenant, this Lease shall be void. If a delay in possession is caused by Tenant's failure to perform any obligation in accordance with this Lease, the term shall commence as set forth in Section 1 and there shall be no reduction of rent between the commencement of the term and the time Tenant takes possession.

4.       RENT

         a.       BASE RENT

         Tenant shall pay Landlord monthly base rent in the initial amount in
Section 1 which shall be payable monthly in advance on the first day of each and every calendar month ("Base Monthly Rent") provided, however, the first month's rent is due and payable upon execution of this Lease. If the term of this Lease contains any rental abatement period, Tenant hereby agrees that if Tenant breaches the Lease and/or abandons the Premises before the end of the Lease term, or if Tenant's right to possession is terminated by Landlord because of Tenant's breach of the Lease, Landlord shall, at its option, (1) void the rental abatement period; and (2) recover from Tenant, in addition to any damages due Landlord under the terms and conditions of the Lease, rent prorated for the entirety of the rental abatement period at a rental rate equivalent to two (2) times the Base Monthly rent.


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         For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated rents, provided herein, to the periods which correspond to the actual rent payments as provided under the terms and conditions of this agreement.

         b.       EXPENSES

         The purpose of this Section 4.c is to ensure that Tenant bears a share of all Expenses related to the use, maintenance, ownership, repair or replacement, and insurance of the Project. Accordingly, beginning on the date Tenant takes possession of the Premises, Tenant shall pay to Landlord, Tenant's Share (as defined below) of Expenses related to the Protect.

         1) EXPENSES DEFINED. The term "Expenses" shall mean the following costs:

               (a) All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project;

               (b) All maintenance, management, janitorial, insurance, and service agreement costs related to the Project;

               (c) All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc. These costs may be included based on actual expenditures;

               (d) Amortization (along with reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred).

               (e) Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the

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Project or any portion thereof. Real Property Taxes shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income, or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state federal or any improvement or other district, whether such tax is (1) determined by the value of the Project or the rent or other sums payable under this Lease;
(2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project; (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project; (5) based on any parking spaces or parking facilities provided in the Project; or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or older services that may be provided by any governmental or quasigovernmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants.

         2) ANNUAL ESTIMATE OF EXPENSES; TENANT'S SHARE. When Tenant takes possession of the Premises, Landlord shall estimate Tenant's share of Expenses for the remainder of the calendar year, and at the commencement of each calendar year thereafter, Landlord shall estimate Tenant's Share or Expenses for the coming year by multiplying the estimated annual per square foot Project Expenses by the Premises Area.

         3) MONTHLY PAYMENT OF EXPENSES. Tenant shall pay to Landlord, monthly in advance, as additional rent, one-twelfth (1/12) of the Annual Estimate of Expenses beginning on the date Tenant takes possession of the Premises. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year and such accounting shall reflect Tenant's Share of Expenses. If the additional rent paid by Tenant under this Section 4.c.3 during the preceding calendar year was less than the actual amount of Tenant's Share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due; failure to so notify Landlord shall represent final determination of Tenant's Share of expenses. If Tenant's payments were greater than the actual amount, then such overpayment shall be credited by Landlord to all present rent due under this Section 4.c.3.


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         4) RENT WITHOUT OFFSET AND LATE CHARGE. All rent shall be paid by
Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in Section 1, or such other place as landlord may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All rent shall be paid in lawful currency of the United States of America. Proration of rent due for any partial month shall be calculated by dividing the number of days in the month for which rent is due by the actual number of days in that month and multiplying by the applicable monthly rate. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received when due, Tenant shall pay to Landlord an additional sum equal to 10% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the rate of 18 percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of rent or other sums due by money order or cashier's check.

7.       USE OF PREMISES AND PROJECT FACILITIES

         Tenant shall use the Premises solely for the purposes set forth in
Section 1 and for no other purpose without obtaining the prior written consent of Landlord. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the

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Premises and the Project, including, without limitation, any rules and regulations that may be attached to this Lease and to any reasonable modifications to these rules and regulations as Landlord may adopt from time to time. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises.

8.       EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE

         a. EMISSIONS

         Tenant shall not:

                  1) Permit any vehicle on the premises to emit exhaust which is in violation of any governmental law, rule, regulation or requirement;

                  2) Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere, the ground or any body of water which matter, as reasonable determined by Lessor or any governmental entity, does, or may, pollute or contaminate the same, or is, or may become, radioactive or does, or may, adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or anywhere else, (b) condition, use or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else, or (c) Premises or any of the Improvements thereto or thereon Including buildings, foundations, pipes, utility lines, landscaping or parking areas;

                  3) Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not be discernible from outside the Premises;

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                  4) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement.

                  5) Create, or permit to be created, any ground vibration that is discernible outside the Premises.

                  6) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, or about the Premises, or anywhere else.

         b.       STORAGE AND USE

                  1) Storage. Subject to the uses permitted and prohibited to Tenant under this lease, Tenant shall store in appropriate leak proof containers all solid, liquid or gaseous matter, or any combination thereof, which matter, if discharged or emitted into the atmosphere, the ground or any body of water, does or may (a) pollute or contaminate the same, or (b) adversely affect the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property, whether on the Premises or anywhere else, or (iii) Premises or any of the improvements thereto or thereon.

                  2) Use. In addition, without Landlord's prior written consent, Tenant shall not use, store or permit to remain on the Premises any solid, liquid or gaseous matter which is, or may become radioactive. If Landlord does give its consent, Tenant shall store the materials in such a manner that no radioactivity will be detectable outside a designated storage area and Tenant shall use the materials in such a manner that (a) no real or personal property outside the designated storage area shall become contaminated thereby or (b) there are and shall be no adverse effects on the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal properly thereon or therein, or (iii) Premises or any of the Improvements thereto or thereon.

         c.       DISPOSAL OF WASTE

                  1) Refuse Disposal. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

                  2) Sewage Disposal. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (a) for the disposal of anything except sanitary sewage or (b) excess of the lesser amount
(i) reasonably contemplated by the uses permitted under this Lease or (ii) permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

                  3) Disposal of Other Waste. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or elsewhere (b) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

         d.       INFORMATION

         Tenant shall provide Landlord with any and all information regarding hazardous or toxic materials in the Premises, including copies of all fillings and reports to governmental entities at the time they are originated. In the event of any accident, spill or other incident involving hazardous or toxic matter, Tenant shall immediately report the same to Landlord and supply Landlord with all information and reports with respect to the same.

         e.       COMPLIANCE WITH LAW

         Notwithstanding any other provision in this Lease to the contrary, Tenant shall comply with all laws, statutes, ordinances, regulations, rules and other governmental requirements in complying with its obligations under this lease, and in particular, relating to the storage, use and disposal of hazardous or toxic matter.

         f.       INDEMNIFICATION

         Tenant shall defend, indemnify and hold Landlord harmless from any loss, claim, liability or expense, including attorneys' fees and costs, arising out of or in connection with its failure to observe or comply with the provisions of this Lease.

9.       SIGNAGE

         All signing shall comply with rules and regulations set forth by Landlord as may be modified from time to time. Tenant shall place no window covering (e.g.,

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shades, blinds, curtains, drapes, screens, or tinting materials), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent. Any material violating this provision may be destroyed by Landlord without compensation to Tenant.

10.      PERSONAL PROPERTY TAXES

         Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

11.      PARKING

         Landlord grants to Tenant and Tenant's customers, suppliers, employees and Invitees, a non-exclusive license to use the designated parking areas in the Project for the use of motor vehicles during the term of this Lease. Landlord reserves the right at any time to grant similar non-exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make charges in the parking layout from time to time, and to establish reasonable time limits on parking. Overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner's expense.

12. UTILITIES (Strike and initial clause which does not apply).

         a.       OFFICE SPACE

         Landlord shall provide, in the area shown on Exhibit A hereto as office space, all heal, electricity and gas, during the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday, except legal holidays, and water for restroom facilities, if any. If Tenant uses water, electricity, heat or in excess of normal office use, Landlord may separately meter the increased use and Tenant shall pay the increased cost directly to the appropriate utility; or Landlord may, in its sole judgment, measure or estimate the increased use and Tenant shall pay Landlord, on demand, any increased costs so measured or estimated. In any event, Tenant shall pay all telephone, waste removal and any other services for which Tenant shall contract.

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                                                                     Landlord IB
                                                                       Tenant DG

         b.       INDUSTRIAL SPACE

         Tenant shall pay for all water, gas, heat, light, power, sewer, electricity, telephone or other service metered, chargeable or provided to the Premises. Landlord reserves the right to install separate meters for any such utility and to charge Tenant for the cost of such installation.

                                                                     Landlord IB
                                                                       Tenant DG

13.      MAINTENANCE

         Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including those portions of the systems lying outside the Premises, gutters and downspouts on the Building and the heating, ventilating and air conditioning system servicing the Premises; provided, however, the cost of all such maintenance shall be considered "Expenses" for purposes of Section 4.c. Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all walls, storefronts, floors, ceilings, interior and exterior doors, exterior and interior windows and fixtures and interior plumbing as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds.

14.      ALTERATIONS

         Tenant shall not make any alterations to the Premises, or to the Project, including any changes to the existing landscaping, without Landlord's prior written consent. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, within 30 days before or 30 days after expiration of the term, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. If Landlord so elects, at its


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

own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day or the term or within 30 days after notice of its election is given, whichever is later.

         Should Landlord consent in writing to Tenant's alterations of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics' liens which may result from construction by Tenant.

15.      RELEASE AND INDEMNITY

         As material consideration to Landlord, Tenant agrees that Landlord shall not be liable to Tenant for any damage to Tenant or Tenant's property from any cause, and Tenant waives all claims against Landlord for damage to persons or property arising for any reason, except for damage resulting directly from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant. Tenant shall indemnify and hold Landlord harmless from all damages arising out of any damage to any person or property occurring in, on or about the Premises to the extent caused by Tenant's use of the Premises or Tenant's breach of any term of this Lease.

16.      INSURANCE

         Tenant, at its cost, shall maintain public liability and property damage insurance and products liability insurance with a single combined liability limit of $1,000,000, insuring against all liability of Tenant and its representatives, employees, invitees, and agents arising out of or in connection with Tenant's use or occupancy of the Premises. Public liability insurance, products liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 15. Landlord shall be named as additional insured and the policy shall contain cross-liability endorsements. All insurance required to be provided by Tenant under this Lease shall release Landlord from any claims for damage to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under any insurance policy carried by Tenant in force at the time of such damage. All insurance required to be provided by Tenant under this Lease: (a) shall be issued by insurance companies authorized to do business


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

in the state in which the premises are located with a financial rating of at least an A+XII status as rated in the most recent edition of Best's Insurance Reports; (b) shall be issued as a primary policy; and (c) shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease. Tenant's failure to provide evidence of such coverage to Landlord may, in Landlord's sole discretion, constitute a default under this Lease.

17.      DESTRUCTION

         If during the term, the Premises or Project are more than 10% destroyed from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of such event without compensation to Tenant. If in Landlord's estimation, the Premises cannot be restored within 90 days following such destruction, the Landlord shall notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within 30 days of receipt of Landlord's notice. If Landlord does not terminate this Lease and if in Landlord's estimation the Premises can be restored within 90 days, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of rent between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises.

18.      CONDEMNATION

         a.       DEFINITIONS

         The following definitions shall apply. (1) "Condemnation" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor and (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "Date of Taking" means the date the condemnor has right to possession of the property being condemned; (3) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation; and (4) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having power of condemnation.


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

         b.       OBLIGATIONS TO BE GOVERNED BY LEASE

         If during the term of the Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease.

         c.       TOTAL OR PARTIAL TAKING

         If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking. If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within 30 days after the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate, except that this lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the date of taking.

19.       ASSIGNMENT OR SUBLEASE

         Tenant shall not assign or encumber its interest in this Lease or the Premises except to a parent, subsidiary or affiliate of Tenant, or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent which shall not be unreasonably withheld. Any such assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment.

         No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

20.      DEFAULT

         The occurrence of any of the following shall constitute a default by
Tenant: (a) a failure to pay rent or other charge when due; (b) abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten consecutive days shall be deemed an abandonment and vacation); or (c) failure to perform any other provision of this Lease.

21.      LANDLORD'S REMEDIES

         Landlord shall have the following remedies if Tenant is in default. (These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law): Landlord may terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) the worth of the unpaid rent that had been earned at the time of termination of Tenant's right to possession; (2) the worth of the amount of the unpaid rent that would have been earned after the date of termination of Tenant's right to possession; (3) any other amount, including but not limited to, expenses incurred to relet the premises, court, attorney and collection costs, necessary to compensate Landlord for all detriment caused by Tenant's default. "The Worth," as used for Item 21(l) in this Paragraph 21 is to be computed by allowing interest at the rate of 18 percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. "The Worth" as used for Item 21(2) in this Paragraph 21 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession.

22.      ENTRY ON PREMISES

         Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times and upon reasonable notice for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease;
(b) to do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) to post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last 90 days of the term, or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the term; or (e) to repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section 22. Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this
Section 22. Landlord shall conduct his activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Tenant. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.

23.      SUBORDINATION

         Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and
(b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust [_______________________] in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

         Tenant, within ten days from notice from Landlord, shall execute and deliver to Landlord, in recordable form, certificates stating that this Lease is not in default, is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. This certificate should also state the amount of current monthly rent, the dates to which rent has been paid in advance, and the amount of any security deposit and prepaid rent. Failure to deliver this certificate to Landlord within ten days shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord.

24.      NOTICE

         Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and served either personally or sent by prepaid certified first class mail, addressed as set forth in Section 1. Either party may change its address by notification to the other party. Notice shall be deemed to be communicated 48 hours from the time of mailing, or from the time of service as provided in this Section 24.

25.      WAIVER

         No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

26.      SURRENDER OF PREMISES; HOLDING OVER

         Upon expiration of the term, Tenant shall surrender to Landlord the Premises and all Tenant improvements and alterations in good condition, except for ordinary wear and tear and alterations. Tenant has the right or is obligated to remove under the provisions of Section 14 herein. Tenant shall remove all personal property including, without limitation, all wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's cost for storage, removal or disposal of Tenant's personal property.

         If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written 30-day notice at any time, by either party. All provisions of this Lease, except those pertaining to term and rent, shall apply to the month-to-month tenancy. Tenant shall pay monthly rent in an amount equal to 125% of Rent for the last full calendar month during the regular term plus 100% of said last month's estimate of Tenant's share of Expenses pursuant to Section 4.c.3.

27.      LIMITATION OF LIABILITY

         In consideration of the benefits accruing hereunder, Tenant agrees that, in the event of any actual or alleged failure, breach or default of this Lease by Landlord, if Landlord is a partnership:

                  a. The sole and exclusive remedy shall be against the partnership and its partnership assets;

                  b. No partner of Landlord shall be sued or named as a party in any suit or action, except as required by law in order to maintain an action against the partnership and its partnership assets.

                  c. No service of process shall be made against any partner of Landlord, except as required by law in order to maintain an action against the partnership and its partnership assets.

                  d. No partner of Landlord shall be required to answer or otherwise plead to any service or process;

                  e. No judgment may be taken against any partner of Landlord;

                  f. Any judgment taken against any partner of Landlord shall be vacated and set aside at any time without hearing;

                  g. No writ of execution will ever be levied against the assets of any partner of Landlord;

                  h. These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

         Tenant agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

28.      MISCELLANEOUS PROVISIONS

                  a. TIME OF ESSENCE. Time is of the essence of each provision of this Lease.

                  b. SUCCESSOR. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 19 herein.

                  c. LANDLORD'S CONSENT. Any consent required by Landlord under this Lease must be granted in writing and may be withheld or conditioned by Landlord in its sole and absolute discretion, unless otherwise provided.

                  d. COMMISSIONS. Each party represents that it has not had dealings with any real estate broker, finder or other person, with respect to this Lease in any manner, except for the broker identified in Section 1, who shall be compensated by Landlord.

                  e. OTHER CHARGES. If Landlord becomes a party to any litigation concerning this Lease, the Premises or the Project, by reason of any act or omission of Tenant or Tenant's authorized representatives, Tenant shall be liable to Landlord for reasonable attorney's fees and court costs incurred by Landlord in the litigation.

Should the court render a decision which is thereafter appealed by any party thereto, Tenant shall be liable to Landlord for reasonable attorneys' fees and court costs incurred by Landlord in connection with such appeal.

         If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys' fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent rent.

                  f. LANDLORD'S SUCCESSORS. In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

                  g. INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the state in which the premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

Landlord: /s/ I.I. Bitners July 23, 1997
          ------------------------------

         By       owner
            ----------------------------

         By
            ----------------------------

    Tenant: s/s David Guiliani
            ----------------------------

         By its President and CEO
            ----------------------------

         By         7/29/97
            ----------------------------